UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
December 10, 2014
Date of Report (Date of earliest event reported)
EPICOR SOFTWARE CORPORATION
(Exact name of registrant as specified in its charter)
Delaware	333-178959	45‑1478440
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
804 Las Cimas Parkway Austin, Texas	78746
(Address of principal executive offices)	(Zip Code)
(512) 328-2300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
   ☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
   ☐Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
   ☐Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
   ☐Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On December 10, 2014, Epicor Software Corporation (“Epicor” or the “Company”), a Delaware corporation, and Bobbyjones Merger Sub, LLC, a Georgia Limited Liability Company and wholly-owned subsidiary of the Company (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Agreement”) with ShopVisible, LLC, a Georgia Limited Liability Company (“ShopVisible”), and Robert M. Jones, as representative of the ShopVisible Securityholders (the “Securityholders”) pursuant to which, upon the satisfaction of certain conditions to closing, Merger Sub will merge with and into ShopVisible (the “Merger”) with ShopVisible surviving as a wholly-owned subsidiary of Epicor. At the effective time of the Merger, subject to the terms and conditions set forth in the Agreement, each unit of ShopVisible will be converted into the right to receive a portion of the merger consideration payable to the holder of such units pursuant to the operating agreement of ShopVisible. The total merger consideration payable by Epicor at the closing is approximately $19,200,000 million in cash, subject to certain adjustments relating to cash on hand and net working capital at the time of closing. In addition, the Securityholders may receive additional cash consideration pursuant to an earn-out based on ShopVisible's revenues in each of the 2 years following the closing of the Merger. Pursuant to the Agreement, a portion of the merger consideration otherwise payable to the Securityholders will be placed into escrow following the closing of the Merger to secure certain customary indemnification obligations of the Securityholders. The transaction is expected to close on or about January 2, 2015.
ShopVisible has made certain customary representations, warranties and covenants in the Agreement, including, among others, representations regarding liabilities, employee benefit matters, intellectual property and tax matters. Epicor has also made certain customary representations, warranties and covenants in the Agreement. The completion of the Merger is subject to various customary closing conditions, including obtaining the necessary third party consents and the employment of certain designated employees. The Agreement contains certain termination rights for both Epicor and ShopVisible.
The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which the Company intends to file with its quarterly report on Form 10-Q for the fiscal quarter ending December 31, 2014.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits.
Exhibit
Number        Description

Ex- 99.1	Press Release dated December 11, 2014 announcing Agreement to Acquire ShopVisible

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPICOR SOFTWARE CORPORATION

Date: December 16, 2014

By: /s/ John D. Ireland
John D. Ireland
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit
Number        Description

Ex.-99.1	Press Release dated December 11, 2014 announcing Agreement to Acquire ShopVisible